Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

Case Name: PEABODY ENERGY CORP, et al.
Case Number: (Jointly Administered) 16-42529
Federal Tax I.D.: 13-4004153
Reporting Period: March 2017

CORPORATE MONTHLY OPERATING REPORT

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached
Debtor Entities and Notes to MOR		x
Schedule of Cash Receipts and Disbursements	MOR-1	x
Bank Account Information	MOR-1a	x
Copies of bank reconciliations
Copies of bank statements
Statement of Operations	MOR-2	x
Balance Sheet	MOR-3	x
Statement of Cash Flows	MOR-3a	x
Status of Postpetition Taxes	MOR-4		x
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Status of Insurance Coverage and Premium Payments	MOR-4		x
Summary of Unpaid Postpetition Debts	MOR-5		x
Accounts Receivable Reconciliation and Aging	MOR-5		x
Taxes Reconciliation and Aging	MOR-5		x
Schedule of Payments to Professionals	MOR-6	x
First and Second Lien Debt; Adequate Protection Payments	MOR-6	x
Debtor Questionnaire	MOR-7	x
Report of Other Significant Events	MOR-7	x

I declare under the penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

/s/ Amy B. Schwetz	April 21, 2017
Signature of Authorized Individual*	Date
Amy B. Schwetz
Printed Name of Authorized Individual
Executive Vice President and Chief Financial Officer
Title

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             1

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

Listing of Debtor Entities

GENERAL:
The report includes activity from the following Debtors and related Case Numbers:

Debtor	Case No.	Debtor	Case No.
Peabody Energy Corporation	16-42529	Peabody Powder River Services, LLC	16-42613
Peabody Investments Corp.	16-42549	Peabody Wyoming Services, LLC	16-42653
Peabody International Services, Inc.	16-42541	Big Sky Coal Company	16-42530
Peabody International Investments, Inc.	16-42536	Peabody Powder River Mining, LLC	16-42666
Peabody Holding Company, LLC	16-42592	Peabody Caballo Mining, LLC	16-42533
Peabody Operations Holding, LLC	16-42678	Peabody Colorado Operations, LLC	16-42563
Gold Fields Mining, LLC	16-42561	Seneca Coal Company, LLC	16-42652
Arid Operations, Inc.	16-42562	Twentymile Coal, LLC	16-42669
Gold Fields Chile, LLC	16-42548	Colorado Yampa Coal Company, LLC.	16-42560
Gold Fields Ortiz, LLC	16-42578	Moffat County Mining, LLC	16-42636
Peabody Venezuela Coal Corp.	16-42651	Shoshone Coal Corporation	16-42668
Midco Supply and Equipment Corporation	16-42585	Hayden Gulch Terminal, LLC	16-42583
Peabody Terminal Holding Company, LLC	16-42650	Peabody Sage Creek Mining, LLC	16-42625
Peabody Terminals, LLC	16-42614	Peabody Rocky Mountain Services, LLC	16-42616
Peabody Midwest Operations, LLC	16-42660	Peabody Rocky Mountain Management Services, LLC	16-42603
Dyson Creek Mining Company, LLC	16-42621	Peabody Colorado Services, LLC	16-42531
Peabody Midwest Mining, LLC	16-42667	Peabody Twentymile Mining, LLC	16-42627
Peabody Arclar Mining, LLC	16-42545	New Mexico Coal Resources, LLC	16-42647
Falcon Coal Company, LLC	16-42547	Peabody Natural Resources Company	16-42634
Sugar Camp Properties, LLC	16-42649	Gallo Finance Company, LLC.	16-42586
United Minerals Company LLC	16-42663	Peabody America, LLC	16-42609
Big Ridge, Inc.	16-42553	El Segundo Coal Company, LLC	16-42691
Peabody Bear Run Mining, LLC	16-42565	Peabody New Mexico Services, LLC	16-42646
Peabody Wild Boar Mining, LLC	16-42672	Peabody Western Coal Company	16-42644
Peabody Bear Run Services, LLC	16-42574	Peabody Coalsales, LLC	16-42539
Peabody Gateway Services, LLC	16-42581	COALSALES II, LLC	16-42570
Peabody Illinois Services, LLC	16-42610	Peabody COALTRADE, LLC	16-42575
Peabody Indiana Services, LLC	16-42619	Peabody COALTRADE International (CTI), LLC	16-42590
Peabody Wild Boar Services, LLC	16-42677	Peabody Energy Solutions, Inc.	16-42632
Peabody Midwest Management Services, LLC	16-42593	American Land Development, LLC	16-42535
Peabody Midwest Services, LLC	16-42608	Dyson Creek Coal Company, LLC	16-42612
Midwest Coal Acquistion Corporation	16-42576	Juniper Coal Company, LLC.	16-42577
Peabody Coulterville Mining, LLC	16-42550	Independence Material Handling, LLC	16-42606
Peabody Gateway North Mining, LLC	16-42624	Cottonwood Land Company	16-42572
Riverview Terminal Company	16-42664	Cyprus Creek Land Company	16-42534
Black Hills Mining Company LLC	16-42544	American Land Holdings of Illinois, LLC	16-42600
Point Pleasant Dock Company LLC	16-42655	Midwest Coal Reserves of Illinois, LLC	16-42597
Peabody Powder River Operations, LLC	16-42676	Illinois Land Holdings, LLC	16-42599
West Roundup Resources, LLC	16-42671	Century Mineral Resources, Inc.	16-42567
BTU Western Resources, Inc.	16-42554	American Land Holdings of Indiana, LLC	16-42546

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             2

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

Debtor	Case No.	Debtor	Case No.
Midwest Coal Reserves of Indiana, LLC	16-42611	Sage Creek Land & Reserves, LLC	16-42635
American Land Holdings of Kentucky, LLC	16-42589	Twentymile Holdings, LLC	16-42654
Caseyville Dock Company, LLC	16-42537	American Land Holdings Of New Mexico, LLC	16-42579
Peabody Recreational Lands, L.L.C.	16-42605	Four Star Holdings, LLC	16-42556
Hillside Recreational Lands, LLC	16-42594	Francisco Equipment Company, LLC	16-42568
Peabody-Waterside Development LLC	16-42662	Francisco Land Holdings Company, LLC	16-42580
Cyprus Creek Land Resources LLC	16-42602	Francisco Mining, LLC	16-42591
Peabody Development Company, LLC	16-42558	Kentucky Syngas, LLC	16-42618
Central States Coal Reserves Of Illinois, LLC	16-42688	Lively Grove Energy, LLC	16-42595
Central States Coal Reserves of Indiana, LLC	16-42551	Marigold Electricity, LLC	16-42628
Peabody Natural Gas, LLC	16-42626	NM Equipment Company, LLC	16-42582
American Land Holdings of West Virginia, LLC	16-42571	Peabody Archveyor, LLC	16-42623
Conservancy Resources, LLC	16-42564	Peabody Energy Investments, Inc.	16-42642
School Creek Coal Resources, LLC	16-42643	Peabody Magnolia Grove Holdings, LLC	16-42587
American Land Holdings of Colorado, LLC	16-42540	Peabody Southwest, LLC	16-42631
Sage Creek Holdings, LLC	16-42670	Peabody Southwestern Coal Company, LLC.	16-42641
Peabody Electricity, LLC	16-42532	Peabody Williams Fork Mining, LLC	16-42630
Star Lake Energy Company, L.L.C.	16-42639	Porcupine Production, LLC	16-42648
Peabody Energy Generation Holding Company	16-42656	Porcupine Transportation, LLC	16-42665
Thoroughbred Generating Company, L.L.C.	16-42679	Seneca Property, LLC	16-42659
Thoroughbred Mining Company LLC	16-42680	Southwest Coal Holdings, LLC	16-42674
Mustang Energy Company. LLC	16-42657	Twentymile Equipment Company, LLC	16-42675
Peabody Wyoming Gas, LLC	16-42640	Wild Boar Equipment Company, LLC	16-42658
Peabody Venture Fund, LLC	16-42637	Wild Boar Land Holdings Company, LLC	16-42661
Peabody PowerTree Investments LLC	16-42596	James River Coal Terminal, LLC	16-42569
Highwall Mining Services Company	16-42588	Peabody Employment Services, LLC	16-42538
HMC Mining, LLC	16-42566	Kentucky United Coal LLC	16-42573
PEC Equipment Company, LLC	16-42673	Coal Reserve Holding Limited Liability Company No. 1	16-42543
Peabody Services Holdings, LLC	16-42645	Peabody Asset Holdings, LLC	16-42555
Caballo Grande, LLC	16-42559	Peabody IC Funding Corp.	16-42615
Peabody Cardinal Gasification, LLC	16-42542	Peabody IC Holdings, LLC	16-42601
Empire Land Holdings, LLC	16-42692	Peabody Holdings (Gibraltar) Ltd.	16-42604
Peabody Trout Creek Reservoir LLC	16-42622	Midwest Coal Reserves of Kentucky, LLC	16-42620
Pond River Land Company	16-42629	Peabody China, LLC	16-42552
Pacific Export Resources, LLC	16-42598	Peabody Mongolia, LLC	16-42617
Kayenta Mobile Home Park, Inc.	16-42607	PG INVESTMENTS SIX, L.L.C.	16-42638
Peabody School Creek Mining, LLC	16-42633

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             3

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

NOTES TO THE MONTHLY OPERATING REPORT

General Notes to the MOR:

1.	Introduction.

On April 13, 2016 (the "Petition Date"), Peabody Energy Corporation ("Peabody") and certain of its subsidiaries and affiliates (collectively with Peabody, the "Debtors" and, on and after April 3, 2017, the "Reorganized Debtors") filed voluntary petitions for relief (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the U.S. Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Missouri (the "Bankruptcy Court"). Prior to April 3, 2014, the Debtors continued to operate their businesses and managed their properties as "debtors-in-possession" pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On April 29, 2016 the United States Trustee for the Eastern District of Missouri (the "U.S. Trustee") appointed a statutory committee of unsecured creditors pursuant to section 1102(a)(1) of the Bankruptcy Code. Information contained herein may differ from the Debtors' Bankruptcy Court filings on the Petition Date due to more accurate information becoming available.

2.	Accounting Principles.

This Monthly Operating Report (the "MOR") includes information regarding the Debtors only and excludes or segregates information regarding non-Debtor affiliates. The financial statements and supplemental information contained herein are preliminary, unaudited, limited in scope, cover a limited time period and have been prepared solely for the purpose of complying with the monthly reporting requirements for chapter 11 debtors as required by the Bankruptcy Court. As discussed below, the financial statements and supplemental information contained herein may not comply with generally accepted accounting principles in the United States of America ("GAAP") in all material respects. Therefore, there can be no assurance that the financial statements and supplemental information presented herein are complete, and readers are strongly cautioned not to place undue reliance on this MOR.

The unaudited condensed consolidated financial statements have been derived from the books and records of the Debtors. The information furnished in this report includes primarily normal recurring adjustments but does not include all the adjustments that would typically be made for financial statements in accordance with U.S. GAAP. Furthermore, the information contained herein has not been subject to the same level of accounting review and testing that would typically be applied to financial information in accordance with GAAP. Accordingly, upon application of such procedures, the Reorganized Debtors believe that the financial information in this report could be subject to changes, and these changes could be material.

3.	General Methodology.

The Reorganized Debtors prepared this MOR relying primarily upon the information set forth in their books and records. Consequently, certain transactions that are not identified in the normal course of business in the Debtors' and Reorganized Debtors' books and records may not be included in this MOR. Nevertheless, in preparing this MOR, the Reorganized Debtors made reasonable efforts to supplement the information set forth in their books and records with additional information concerning transactions that may not have been identified therein, to the extent necessary.

4.	Past Performance.

The results of operations and financial position contained herein are not necessarily indicative of results that may be expected for any other period or for the full year and may not necessarily reflect the consolidated results of operations and financial position of the Debtors or Reorganized Debtors in the future.

5.	Accounts Payable and Accrued Expenses.

To the best of the Reorganized Debtors' knowledge, unaudited postpetition trade payables are current as well as all premiums for insurance policies (see MOR-4).

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             4

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

6.	Carrying Value of Assets.

Unless otherwise indicated, the values for assets contained in this MOR are book values as of the end of the month for the reporting period. Amounts ultimately realized from the disposition of the Reorganized Debtors' assets may vary materially from the stated book value of the Reorganized Debtors' assets. Thus, unless otherwise noted, this MOR reflects the carrying values of the assets as recorded on the Debtors' and Reorganized Debtors' books and records as of the end of the month and are not based upon any estimate of their current market value. The Reorganized Debtors reserve their rights to amend or adjust the value of each asset set forth herein.

7.	Intercompany Receivables/Payables.

In accordance with the Final Order Pursuant to Sections 345, 363(c)(1), 364, 503(b)(1) and 553 of the Bankruptcy Code: (i) Approving the Continued Use of the Debtors' Cash Management System, Bank Accounts and Business Forms; (ii) Granting a Waiver of the Requirements of Section 345(b) and Certain of the U.S. Trustee's Operating Guidelines; (iii) Permitting Continued Intercompany Transactions; (iv) Preserving and Permitting the Exercise of Intercompany Setoff Rights; and (v) Authorizing Banks to Honor Certain Transfers and Charge Certain Fees and Other Amounts [ECF No. 515], entered by the Bankruptcy Court on May 17, 2016, the Debtors maintained intercompany receivables and payables with certain Debtor and non-Debtor subsidiaries.

8.	Prepetition Liabilities.

As a result of commencing the Chapter 11 Cases, the payment of prepetition indebtedness is subject to compromise or other treatment under a chapter 11 reorganization plan unless authorized by court order. Generally, actions to enforce or otherwise effect payment of prepetition liabilities are stayed.

9.	Postpetition Liabilities.

Although payment of prepetition claims is generally not permitted, the Bankruptcy Court authorized the Debtors to pay certain prepetition claims in designated categories and subject to certain terms and conditions. This relief generally was designed to preserve the value of the Debtors' business and assets. To the extent such claims have been categorized as "Postpetition Liabilities" herein, the Debtors and Reorganized Debtors reserve the right to dispute their obligations to make such payments and not pay such amounts if they believe the payment not to be in the best interest of the Debtors' and Reorganized Debtors' estates. The Debtors paid undisputed postpetition obligations in the ordinary course of business.

10.	Allocation of Prepetition and Postpetition Liabilities.

The Debtors sought to record liabilities between the prepetition and postpetition periods based upon the information available at the time of, and research conducted in connection with, the preparation of this MOR. As additional information becomes available and further research is conducted, the Debtors or the Reorganized Debtors may adjust liabilities between the prepetition and postpetition periods. The liability information, except as otherwise noted, is listed as of the close of business as of March 31, 2017. Accordingly, the Reorganized Debtors reserve all rights to amend, supplement or otherwise modify this MOR as necessary and appropriate.

11.	Reservation of Rights.

Given the complexity of the Debtors' business, inadvertent errors or omissions or the overinclusion of contracts or leases may have occurred in the preparation of this MOR. Accordingly, the Debtors and Reorganized Debtors hereby reserve all rights to dispute the validity, status, enforceability or the executory nature of any claim amounts, representations or other statements in this MOR and reserve the right to amend or supplement this MOR, if necessary.

Nothing contained in this MOR shall constitute a waiver of the Debtors' and Reorganized Debtors' rights or an admission with respect to the Chapter 11 Cases, including with respect to any issues regarding the Debtors' and Reorganized Debtors' ownership interests, substantive consolidation, equitable subordination, defenses and/or causes of action arising under chapter 5 of the Bankruptcy Code and any other applicable non-bankruptcy law.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             5

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-1

SCHEDULE OF CASH RECEIPTS & DISBURSEMENTS
Period Covered: March 1 through March 31, 2017
(Dollars in millions)

Case No.	Debtor	Cash Receipts	Cash Disbursements
16-42529	Peabody Energy Corporation	$219.7	$104.6
16-42549	Peabody Investments Corp.	8.0	60.9
16-42541	Peabody International Services, Inc.	—	0.7
16-42536	Peabody International Investments, Inc.	—	—
16-42592	Peabody Holding Company, LLC	—	6.5
16-42678	Peabody Operations Holding, LLC	—	—
16-42561	Gold Fields Mining, LLC	—	—
16-42562	Arid Operations, Inc.	—	—
16-42548	Gold Fields Chile, LLC	—	—
16-42578	Gold Fields Ortiz, LLC	—	—
16-42651	Peabody Venezuela Coal Corp.	—	—
16-42585	Midco Supply and Equipment Corporation	—	—
16-42650	Peabody Terminal Holding Company, LLC	—	—
16-42614	Peabody Terminals, LLC	—	—
16-42660	Peabody Midwest Operations, LLC	—	—
16-42621	Dyson Creek Mining Company, LLC	—	—
16-42667	Peabody Midwest Mining, LLC	—	9.7
16-42545	Peabody Arclar Mining, LLC	—	4.1
16-42547	Falcon Coal Company, LLC	—	—
16-42649	Sugar Camp Properties, LLC	—	—
16-42663	United Minerals Company LLC	—	—
16-42553	Big Ridge, Inc.	—	—
16-42565	Peabody Bear Run Mining, LLC	—	17.2
16-42672	Peabody Wild Boar Mining, LLC	—	3.2
16-42574	Peabody Bear Run Services, LLC	—	2.7
16-42581	Peabody Gateway Services, LLC	—	0.7
16-42610	Peabody Illinois Services, LLC	—	1.1
16-42619	Peabody Indiana Services, LLC	—	2.7
16-42677	Peabody Wild Boar Services, LLC	—	0.8
16-42593	Peabody Midwest Management Services, LLC	—	4.4
16-42608	Peabody Midwest Services, LLC	—	—
16-42576	Midwest Coal Acquistion Corporation	—	—
16-42550	Peabody Coulterville Mining, LLC	—	—
16-42624	Peabody Gateway North Mining, LLC	—	2.4
16-42664	Riverview Terminal Company	—	—
16-42544	Black Hills Mining Company LLC	—	—
16-42655	Point Pleasant Dock Company LLC	—	—
16-42676	Peabody Powder River Operations, LLC	—	—
16-42671	West Roundup Resources, LLC	—	—
16-42554	BTU Western Resources, Inc.	—	7.7

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             6

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

Case No.	Debtor	Cash Receipts	Cash Disbursements
16-42613	Peabody Powder River Services, LLC	—	9.7
16-42653	Peabody Wyoming Services, LLC	—	—
16-42530	Big Sky Coal Company	—	—
16-42666	Peabody Powder River Mining, LLC	—	52.0
16-42533	Peabody Caballo Mining, LLC	—	8.5
16-42563	Peabody Colorado Operations, LLC	—	—
16-42652	Seneca Coal Company, LLC	—	—
16-42669	Twentymile Coal, LLC	—	1.3
16-42560	Colorado Yampa Coal Company, LLC.	—	—
16-42636	Moffat County Mining, LLC	—	—
16-42668	Shoshone Coal Corporation	—	—
16-42583	Hayden Gulch Terminal, LLC	—	—
16-42625	Peabody Sage Creek Mining, LLC	—	—
16-42616	Peabody Rocky Mountain Services, LLC	—	1.6
16-42603	Peabody Rocky Mountain Management Services, LLC	—	1.0
16-42531	Peabody Colorado Services, LLC	—	—
16-42627	Peabody Twentymile Mining, LLC	—	6.5
16-42647	New Mexico Coal Resources, LLC	—	—
16-42634	Peabody Natural Resources Company	—	1.1
16-42586	Gallo Finance Company, LLC.	—	—
16-42609	Peabody America, LLC	—	—
16-42691	El Segundo Coal Company, LLC	—	5.4
16-42646	Peabody New Mexico Services, LLC	—	1.5
16-42644	Peabody Western Coal Company	—	17.3
16-42539	Peabody Coalsales, LLC	—	1.3
16-42570	COALSALES II, LLC	—	0.3
16-42575	Peabody COALTRADE, LLC	—	2.4
16-42590	Peabody COALTRADE International (CTI), LLC	—	—
16-42632	Peabody Energy Solutions, Inc.	—	—
16-42535	American Land Development, LLC	—	—
16-42612	Dyson Creek Coal Company, LLC	—	—
16-42577	Juniper Coal Company, LLC.	—	—
16-42606	Independence Material Handling, LLC	—	0.1
16-42572	Cottonwood Land Company	—	—
16-42534	Cyprus Creek Land Company	—	—
16-42600	American Land Holdings of Illinois, LLC	—	—
16-42597	Midwest Coal Reserves of Illinois, LLC	—	—
16-42599	Illinois Land Holdings, LLC	—	—
16-42567	Century Mineral Resources, Inc.	—	—
16-42546	American Land Holdings of Indiana, LLC	—	1.2
16-42611	Midwest Coal Reserves of Indiana, LLC	—	0.1
16-42589	American Land Holdings of Kentucky, LLC	—	—
16-42537	Caseyville Dock Company, LLC	—	—
16-42605	Peabody Recreational Lands, L.L.C.	—	—
16-42594	Hillside Recreational Lands, LLC	—	—

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             7

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

Case No.	Debtor	Cash Receipts	Cash Disbursements
16-42662	Peabody-Waterside Development LLC	—	—
16-42602	Cyprus Creek Land Resources LLC	—	—
16-42558	Peabody Development Company, LLC	—	0.1
16-42688	Central States Coal Reserves Of Illinois, LLC	—	—
16-42551	Central States Coal Reserves of Indiana, LLC	—	—
16-42626	Peabody Natural Gas, LLC	—	0.1
16-42571	American Land Holdings of West Virginia, LLC	—	—
16-42564	Conservancy Resources, LLC	—	—
16-42643	School Creek Coal Resources, LLC	—	6.0
16-42540	American Land Holdings of Colorado, LLC	—	—
16-42670	Sage Creek Holdings, LLC	—	—
16-42532	Peabody Electricity, LLC	—	—
16-42639	Star Lake Energy Company, L.L.C.	—	—
16-42656	Peabody Energy Generation Holding Company	—	—
16-42679	Thoroughbred Generating Company, L.L.C.	—	—
16-42680	Thoroughbred Mining Company LLC	—	—
16-42657	Mustang Energy Company. LLC	—	—
16-42640	Peabody Wyoming Gas, LLC	—	—
16-42637	Peabody Venture Fund, LLC	—	—
16-42596	Peabody PowerTree Investments LLC	—	—
16-42588	Highwall Mining Services Company	—	—
16-42566	HMC Mining, LLC	—	—
16-42673	PEC Equipment Company, LLC	—	16.1
16-42645	Peabody Services Holdings, LLC	—	—
16-42559	Caballo Grande, LLC	—	—
16-42542	Peabody Cardinal Gasification, LLC	—	—
16-42692	Empire Land Holdings, LLC	—	—
16-42622	Peabody Trout Creek Reservoir LLC	—	—
16-42629	Pond River Land Company	—	—
16-42598	Pacific Export Resources, LLC	—	—
16-42607	Kayenta Mobile Home Park, Inc.	—	—
16-42633	Peabody School Creek Mining, LLC	—	—
16-42635	Sage Creek Land & Reserves, LLC	—	—
16-42654	Twentymile Holdings, LLC	—	—
16-42579	American Land Holdings Of New Mexico, LLC	—	—
16-42556	Four Star Holdings, LLC	—	—
16-42568	Francisco Equipment Company, LLC	—	—
16-42580	Francisco Land Holdings Company, LLC	—	—
16-42591	Francisco Mining, LLC	—	—
16-42618	Kentucky Syngas, LLC	—	—
16-42595	Lively Grove Energy, LLC	—	—
16-42628	Marigold Electricity, LLC	—	—
16-42582	NM Equipment Company, LLC	—	—
16-42623	Peabody Archveyor, LLC	—	—
16-42642	Peabody Energy Investments, Inc.	—	—

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             8

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

Case No.	Debtor	Cash Receipts	Cash Disbursements
16-42587	Peabody Magnolia Grove Holdings, LLC	—	—
16-42631	Peabody Southwest, LLC	—	—
16-42641	Peabody Southwestern Coal Company, LLC.	—	—
16-42630	Peabody Williams Fork Mining, LLC	—	—
16-42648	Porcupine Production, LLC	—	—
16-42665	Porcupine Transportation, LLC	—	—
16-42659	Seneca Property, LLC	—	—
16-42674	Southwest Coal Holdings, LLC	—	—
16-42675	Twentymile Equipment Company, LLC	—	—
16-42658	Wild Boar Equipment Company, LLC	—	—
16-42661	Wild Boar Land Holdings Company, LLC	—	—
16-42569	James River Coal Terminal, LLC	—	—
16-42538	Peabody Employment Services, LLC	—	—
16-42573	Kentucky United Coal LLC	—	—
16-42543	Coal Reserve Holding Limited Liability Company No. 1	—	—
16-42555	Peabody Asset Holdings, LLC	20.2	—
16-42615	Peabody IC Funding Corp.	—	—
16-42601	Peabody IC Holdings, LLC	—	—
16-42604	Peabody Holdings (Gibraltar) Ltd.	—	—
16-42620	Midwest Coal Reserves of Kentucky, LLC	—	—
16-42552	Peabody China, LLC	—	—
16-42617	Peabody Mongolia, LLC	—	—
16-42638	PG INVESTMENTS SIX, L.L.C.	—	—
Total		$247.9	$363.0

Notes to MOR-1:

The Debtors utilized a consolidated cash management system for cash receipts and cash disbursements. Cash receipts from the sale of coal are recorded by non-Debtor P&L Receivables Company, LLC. Cash receipts reflected above for Debtor Peabody Energy Corporation include distributions from P&L Receivables Company, LLC which were generated from the sale of receivables to a consortium of unaffiliated asset-backed commercial paper conduits and banks. Cash disbursements were also made utilizing the consolidated cash management system but are shown by Debtor based upon the entity for whom the payment was made.

Disbursements made by non-Debtor subsidiaries are not included in MOR-1.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             9

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-1a

BANK ACCOUNT INFORMATION
As of March 31, 2017
(Dollars in millions)

Legal Entity	Case Number	Financial Institution	Account Number Ending	Book Balance
COALSALES II, LLC	16-42570	Bank of America	7828	$—
Gold Fields Mining, LLC	16-42561	Bank of America	7750	—
Gold Fields Mining, LLC	16-42561	PNC Bank	1447	0.8
Gold Fields Mining, LLC	16-42561	U.S. Bank	3000	—
Gold Fields Mining, LLC	16-42561	U.S. Bank	7000	—
Gold Fields Mining, LLC	16-42561	U.S. Bank	7000	—
Gold Fields Mining, LLC	16-42561	U.S. Bank	8000	—
Peabody Asset Holdings, LLC	16-42555	Bank of America	3574	23.3
Peabody Coalsales, LLC	16-42539	Bank of America	7831	—
Peabody COALTRADE International (CTI), LLC	16-42590	PNC Bank	0195	—
Peabody COALTRADE, LLC	16-42575	Bank of America	7844	—
Peabody Coulterville Mining, LLC	16-42550	Coulterville Banking Center	3141	—
Peabody Development Company, LLC	16-42558	PNC Bank	1295	—
Peabody Energy Corporation	16-42529	Bank of America	7721	146.6
Peabody Energy Corporation	16-42529	BBVA Compass Bancshares	6185	0.1
Peabody Energy Corporation	16-42529	BNY Mellon (1)	3991	—
Peabody Energy Corporation	16-42529	BNY Mellon (1)	3993	—
Peabody Energy Corporation	16-42529	Citibank	5856	—
Peabody Energy Corporation	16-42529	Citibank	5857	—
Peabody Energy Corporation	16-42529	Citibank	7362	—
Peabody Energy Corporation	16-42529	Goldman Sachs	1467	—
Peabody Energy Corporation	16-42529	HSBC US	7995	—
Peabody Energy Corporation	16-42529	Morgan Stanley (1)	3139	—
Peabody Energy Corporation	16-42529	Morgan Stanley (1)	2139	—
Peabody Energy Corporation	16-42529	PNC Bank	5539	45.4
Peabody Energy Corporation	16-42529	Regions Bank	0061	4.5
Peabody Energy Corporation	16-42529	Regions Bank	0188	0.1
Peabody Energy Corporation	16-42529	Standard Chartered Bank	8001	—
Peabody Energy Corporation	16-42529	SunTrust (1)	5435	—
Peabody Energy Corporation	16-42529	TD Bank	4661	24.6
Peabody Energy Corporation	16-42529	Texas Capital Bank	2186	—
Peabody Energy Corporation	16-42529	U.S. Bank	0672	0.1
Peabody Energy Corporation	16-42529	Wells Fargo Bank	3458	—
Peabody Energy Corporation	16-42529	Wells Fargo Bank	2953	—
Peabody Holdings (Gibraltar) Ltd.	16-42604	Bank of America	8465	2.5
Peabody IC Funding Corp.	16-42615	Bank of America	3677	5.0
Peabody International Services, Inc.	16-42541	Bank of America	2615	—
Peabody Investments Corp.	16-42549	Bank of America	0622	—
Peabody Investments Corp.	16-42549	Bank of America	5431	—
Peabody Investments Corp.	16-42549	Bank of America	7734	—
Peabody Investments Corp.	16-42549	Bank of America	7747	—

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             10

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

Legal Entity	Case Number	Financial Institution	Account Number Ending	Book Balance
Peabody Investments Corp.	16-42549	Commerce Bank	4951	5.1
Peabody Investments Corp.	16-42549	PNC Bank	1375	—
Peabody Investments Corp.	16-42549	Regions Bank	0088	—
Peabody Investments Corp.	16-42549	U.S. Bank	4740	1.7
Peabody Investments Corp.	16-42549	U.S. Bank	7836	0.8
Peabody Midwest Mining, LLC	16-42667	Bank of America	7815	—
Peabody Natural Gas, LLC	16-42626	Bank of America	4219	—
Peabody Natural Gas, LLC	16-42626	PNC Bank	9694	—
Peabody Natural Resources Company	16-42634	PNC Bank	1439	—
Peabody Powder River Mining, LLC	16-42666	Bank of America	7873	—
Peabody Recreational Lands, L.L.C.	16-42605	U.S. Bank	1279	—
Peabody Rocky Mountain Management Services, LLC	16-42603	UMB Bank	0270	—
Peabody Rocky Mountain Services, LLC	16-42616	UMB Bank	0262	—
Peabody Western Coal Company	16-42644	Bank of America	7860	—
Peabody Western Coal Company	16-42644	Bank of America	0635	—
Peabody Western Coal Company	16-42644	U.S. Bank	2082	1.0
Peabody Western Coal Company	16-42644	Wells Fargo Bank	3356	—
Twentymile Coal, LLC	16-42669	Wells Fargo Bank	3692	—
Total				$261.6

(1) New account opened during current reporting period

Notes to MOR-1a:

The Reorganized Debtors affirm that reconciliations for all open and active bank accounts were prepared and maintained by the Debtors. Bank account statements and reconciliations are not attached to this monthly operating report, but will be made available upon request of the U.S. Trustee. In addition, the Reorganized Debtors affirm that no bank accounts were opened or closed during the current reporting period with the exception of those denoted in the footnotes to the table above.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             11

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-2

UNAUDITED STATEMENT OF OPERATIONS
(Dollars in millions)

	For the Month Ended March 31, 2017
	Debtors	Non-Debtors	Eliminations	Consolidated
Revenues
Sales	$238.8	$162.5	$—	$401.3
Other revenues	(0.6)	114.0	(0.4)	113.0
Total revenues	238.2	276.5	(0.4)	514.3
Costs and expenses
Operating costs and expenses (exclusive of items shown separately below)	188.1	195.7	(0.4)	383.4
Depreciation, depletion and amortization	33.9	16.3	—	50.2
Asset retirement obligations	3.5	1.7	—	5.2
Selling and administrative expenses	12.9	2.0	—	14.9
Other operating income:
Net (gain) loss on disposal of assets	(21.3)	0.1	—	(21.2)
Asset impairment	30.5	—	—	30.5
Income from equity affiliates and investment in subsidiaries (1)	(55.6)	(1.8)	55.6	(1.8)
Operating profit	46.2	62.5	(55.6)	53.1
Interest expense	11.4	1.8	(1.8)	11.4
Interest income	(0.9)	(1.6)	1.8	(0.7)
Reorganization items, net	21.0	0.4	—	21.4
Income from continuing operations before income taxes	14.7	61.9	(55.6)	21.0
Income tax provision	0.3	3.9	—	4.2
Income from continuing operations, net of income taxes	14.4	58.0	(55.6)	16.8
Loss from discontinued operations, net of income taxes	(1.2)	(0.1)	—	(1.3)
Net income	13.2	57.9	(55.6)	15.5
Less: Net income attributable to noncontrolling interests	—	2.3	—	2.3
Net income attributable to common stockholders	$13.2	$55.6	$(55.6)	$13.2

(1) Income from equity affiliates and investments in subsidiaries in the Debtors' results includes Non-Debtors' income of $55.6 million.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             12

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-2

UNAUDITED STATEMENT OF OPERATIONS
(Dollars in millions)

Notes to MOR-2:

The Company's reorganization items for the month ended March 31, 2017 consisted of the following:

	Debtors	Non-Debtors	Consolidated
Professional fees	$21.8	$0.4	$22.2
Accounts payable settlement gains	(0.7)	—	(0.7)
Interest income	(0.1)	—	(0.1)
Reorganization items, net	$21.0	$0.4	$21.4

Professional fees are only those that are directly related to the reorganization and include, among other things, fees associated with advisors to the Debtors, the statutory committee of unsecured creditors and certain secured and unsecured creditors.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             13

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-3

UNAUDITED BALANCE SHEET
(Dollars in millions)

	As of March 31, 2017
	Debtors	Non-Debtors	Reclassifications / Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$261.6	$806.5	$—	$1,068.1
Restricted cash	13.8	66.9	—	80.7
Accounts receivable, net	—	330.8	(18.7)	312.1
Receivables from affiliates, net	214.9	—	(214.9)	—
Inventories	116.3	134.5	—	250.8
Assets from coal trading activities, net	0.3	0.3	—	0.6
Other current assets	78.4	417.1	(1.6)	493.9
Total current assets	685.3	1,756.1	(235.2)	2,206.2
Property, plant, equipment and mine development, net	4,787.7	3,866.2	—	8,653.9
Investments and other assets	4,622.8	573.1	(4,170.0)	1,025.9
Notes receivable from affiliates, net	1,047.5	—	(1,047.5)	—
Total assets	$11,143.3	$6,195.4	$(5,452.7)	$11,886.0
Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$18.1	$—	$—	$18.1
Payables to affiliates, net	—	214.9	(214.9)	—
Income taxes payable	—	10.2	(1.6)	8.6
Liabilities from coal trading activities, net	0.1	0.6	—	0.7
Accounts payable and accrued expenses	546.7	430.7	(18.7)	958.7
Total current liabilities	564.9	656.4	(235.2)	986.1
Deferred income taxes	10.4	5.8	—	16.2
Notes payable to affiliates, net	—	1,047.5	(1,047.5)	—
Other noncurrent liabilities	1,668.7	303.4	—	1,972.1
Total liabilities not subject to compromise	2,244.0	2,013.1	(1,282.7)	2,974.4
Liabilities subject to compromise	8,416.7	—	—	8,416.7
Total liabilities	10,660.7	2,013.1	(1,282.7)	11,391.1
Peabody Energy Corporation stockholders’ equity	482.6	4,170.0	(4,170.0)	482.6
Noncontrolling interests	—	12.3	—	12.3
Total stockholders’ equity	482.6	4,182.3	(4,170.0)	494.9
Total liabilities and stockholders’ equity	$11,143.3	$6,195.4	$(5,452.7)	$11,886.0

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             14

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-3

UNAUDITED BALANCE SHEET
(Dollars in millions)

Notes to MOR-3:

See below for a breakdown of liabilities subject to compromise:

As of March 31, 2017
Debt	$8,077.4
Interest payable	172.6
Environmental liabilities (1)	61.9
Trade payables	55.2
Postretirement benefit obligations (2)	23.0
Other accrued liabilities	26.6
Liabilities subject to compromise	$8,416.7

(1) Balance includes liabilities for environmental claims and litigation arising from historical, non-coal producing operations.

(2) Balance includes a liability for an unfunded non-qualified pension plan, all the participants of which are former employees.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             15

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-3a

UNUAUDITED STATEMENT OF CASH FLOWS
(Dollars in millions)

	For the Month Ended March 31, 2017
	Debtors	Non-Debtors	Eliminations	Consolidated
Cash Flows From Operating Activities
Net income	$13.2	$57.9	$(55.6)	$15.5
Loss from discontinued operations, net of income taxes	1.2	0.1	—	1.3
Income from continuing operations, net of income taxes	14.4	58.0	(55.6)	16.8
Adjustments to reconcile income from continuing operations, net of income taxes to net cash provided by operating activities:
Depreciation, depletion and amortization	33.9	16.3	—	50.2
Noncash interest expense	(3.4)	0.4	—	(3.0)
Deferred income taxes	6.9	(0.1)	—	6.8
Noncash share-based compensation	0.6	—	—	0.6
Asset impairment	30.5	—	—	30.5
Net (gain) loss on disposal of assets	(21.3)	0.1	—	(21.2)
Income from equity affiliates and investment in subsidiaries	(55.6)	(1.8)	55.6	(1.8)
Reclassification from other comprehensive income for terminated hedge contracts	9.2	—	—	9.2
Noncash reorganization items, net	5.8	0.6	—	6.4
Changes in current assets and liabilities:
Accounts receivable	2.3	(2.8)	—	(0.5)
Intercompany activity related to securitization program, net	(15.9)	15.9	—	—
Inventories	(12.5)	31.0	—	18.5
Net assets from coal trading activities	0.3	1.6	—	1.9
Other current assets	10.5	(5.2)	—	5.3
Accounts payable and accrued expenses	(33.5)	27.2	—	(6.3)
Restricted cash	(82.6)	8.9	—	(73.7)
Asset retirement obligations	2.2	1.2	—	3.4
Accrued postretirement benefit costs	0.8	—	—	0.8
Accrued pension costs	1.8	—	—	1.8
Take-or-pay obligation settlement	(5.5)	—	—	(5.5)
Other, net	1.8	(1.2)	—	0.6
Net cash (used in) provided by continuing operations	(109.3)	150.1	—	40.8
Net cash used in discontinued operations	(5.4)	(0.5)	—	(5.9)
Net cash (used in) provided by operating activities	(114.7)	149.6	—	34.9
Cash Flows From Investing Activities
Additions to property, plant, equipment and mine development	(19.1)	(6.2)	—	(25.3)
Changes in accrued expenses related to capital expenditures	1.5	(0.8)	—	0.7
Proceeds from disposal of assets, net of notes receivable	22.0	—	—	22.0
Contributions to joint ventures	—	(28.3)	—	(28.3)
Distributions from joint ventures	—	24.1	—	24.1
Advances to related parties	—	(0.2)	—	(0.2)
Repayments of loans from related parties	—	13.0	—	13.0
Other, net	—	(0.2)	—	(0.2)
Net cash provided by investing activities	4.4	1.4	—	5.8
Cash Flows From Financing Activities
Repayments of long-term debt	(0.4)	—	—	(0.4)
Payment of deferred financing costs	(17.4)	—	—	(17.4)
Repurchase of employee common stock relinquished for tax withholding	(0.1)	—	—	(0.1)
Transactions with affiliates, net	13.1	(13.1)	—	—
Net cash used in financing activities	(4.8)	(13.1)	—	(17.9)
Net change in cash and cash equivalents	(115.1)	137.9	—	22.8
Cash and cash equivalents at beginning of period	376.7	668.6	—	1,045.3
Cash and cash equivalents at end of period	$261.6	$806.5	$—	$1,068.1

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             16

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

Notes to MOR-3a:

The beginning and ending cash balances do not include restricted cash.

In accordance with Peabody's securitization facility, most receivables generated from the Debtors' coal sales were sold to P&L Receivables Company, LLC, a non-Debtor entity. The cash collected relating to these receivables was paid to a lockbox held by P&L Receivables Company, LLC, and receipts in excess of amounts required to back outstanding letters of credit under the securitization facility were subsequently transferred to Peabody Energy Corporation in order to fund current operating expenses.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             17

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-4

STATUS OF POSTPETITION TAXES

To the best of the Reorganized Debtors' knowledge, as of the date hereof, (i) all taxes incurred postpetition by the Debtors (the "Postpetition Taxes") that are not subject to dispute or reconciliation are current and (ii) there are no material disputes or reconciliations with respect to the Postpetition Taxes. For the purpose of this attestation, "Postpetition Taxes" is meant to encompass severance taxes, coal excise taxes, sales and use taxes, employment and wage-related taxes, franchise taxes and fees, property taxes, foreign taxes, income taxes, and other taxes incurred postpetition by the Debtors.

Due to the level of detailed records copies of IRS form 6123 or payment receipts and copies of tax returns filed during the reporting period will be made available upon request.

STATUS OF INSURANCE COVERAGE AND PREMIUM PAYMENTS

To the best of the Reorganized Debtors' knowledge, as of the date hereof, (i) all premiums for insurance programs maintained by the Debtors (the "Insurance Premiums") that are not subject to dispute or reconciliation are current and (ii) there are no material disputes or reconciliations with respect to the Insurance Premiums.

MOR-5

SUMMARY OF UNPAID POSTPETITION DEBTS; ACCOUNTS RECEIVABLE RECONCILIATION AND AGING; TAXES RECONCILIATION AND AGING

Notes to MOR-5:

The Reorganized Debtors believe that the information as disclosed in MOR-3 appropriately summarizes the ending accounts receivable and accounts payable balances of the Debtors. Due to the volume of transactions related to customer billings and vendor payments, the following items will be made available upon request: (i) summary of unpaid postpetition debts; (ii) listing of aged accounts payable; and (iii) accounts receivable reconciliation and aging.

Due to the level of detailed records, a taxes aging schedule will be made available upon request.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             18

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-6

PAYMENTS TO RETAINED PROFESSIONALS
(Dollars in millions)

Professional	Role	Amount Paid During the Month Ended March 31, 2017	Cumulative Paid from April 13, 2016 through March 31, 2017
Debtors' Retained Professionals
Jones Day	Legal counsel	$5.5	$21.5
Armstrong Teasdale LLP	Legal counsel	0.4	1.7
FTI Consulting, Inc.	Financial advisor	0.7	8.7
Kurtzman Carson Consultants, LLC	Claims, balloting and noticing agent	0.3	2.9
Lazard Freres & Co., LLC	Investment banker	0.4	2.3
Quinn Emanuel Urquhart & Sullivan	Legal counsel	0.3	4.1
Ernst & Young LLP	Auditor and tax advisor	2.3	3.0
KPMG LLP	Tax advisor	0.3	0.8
Wilmer Cutler Pickering Hale & Dorr LLP	Legal counsel	0.4	1.1

Official Committee of Unsecured Creditors' Retained Professionals
Morrison & Foerster LLP	Legal counsel	1.3	6.3
Curtis Mallet-Prevost, Colt & Mosle, LLP	Legal counsel	0.1	2.8
Spencer Fane LLP	Legal counsel	—	0.1
Berkeley Research Group, LLC	Financial advisor	0.3	4.9
Jefferies LLC	Investment banker	0.8	1.7
Blackacre LLC	Independent expert	0.1	0.5
Total Payments to Retained Professionals		$13.2	$62.4

Notes to MOR-6:

Payments to ordinary course professionals and reimbursement of professionals engaged by the debtor-in-possession financing lenders and first lien lenders are not included in MOR-6.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             19

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-6
FIRST AND SECOND LIEN DEBT
As of March 31, 2017
(Dollars in millions)

Principal	Beginning Balance	Principal Advances (Returns), Net of Original Issue Discounts	Debt Issuance Costs	Repayments	Amortization of Debt Issuance Costs and Original Issue Discounts	Ending Balance
Revolver	$1,555.1	$—	$—	$—	$—	$1,555.1
Term Loan B Facility	1,154.5	—	—	—	—	1,154.5
10% Senior Notes	962.3	—	—	—	—	962.3
Terminated derivative contracts (1)	257.3	—	—	—	—	257.3
Total	$3,929.2	$—	$—	$—	$—	$3,929.2

(1) As a result of the Debtors' bankruptcy filings, counterparties to certain derivative contracts terminated the agreements shortly thereafter in accordance with contractual terms and the Debtors recorded liabilities equivalent to the termination value of each contract. Such liabilities are considered first lien debt.

ADEQUATE PROTECTION PAYMENTS
For the Month Ended March 31, 2017
(Dollars in millions)

Accrued Interest/Fees	Beginning Balance	Interest and Fees Incurred	Repayments	Ending Balance
Revolver	$—	$4.7	$(4.7)	$—
Term Loan B Facility	8.3	4.3	(12.6)	—
Terminated derivative contracts	—	0.9	(0.9)	—
Letters of credit and surety	0.3	0.7	(1.0)	—
Total	$8.6	$10.6	$(19.2)	$—

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             20

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-7

DEBTOR QUESTIONNAIRE

Must be completed each month. If the answer to any of the questions is "Yes", provide a detailed explanation of each item. Attach additional sheets if necessary.		Yes	No	Explanation
1.	Have any assets been sold or transferred outside the normal course of business this reporting period?	X		Dominion Terminal Associates sale, pursuant to Court Docket Nos. 2262; 2592 and 2627
2.	Have any funds been disbursed from any account other than a debtor in possession account this reporting period?		X
3.	Is the Debtor delinquent in the timely filing of any postpetition tax returns?		X
4.	Are workers compensation, general liability or other necessary insurance coverages expired or canceled, or has the Debtor received notice of expiration or cancellation of such policies?		X
5.	Is the Debtor delinquent in paying any insurance premium payments?		X	See MOR-4
6.	Have any payments been made on prepetition liabilities this reporting period?	X		The Debtors have made payments on prepetition liabilities as allowed by orders entered by the Bankruptcy Court.
7.	Are any postpetition receivables (accounts, notes or loans) due from related parties?	X		Intercompany receivables per Note 7 of the General Notes to the MOR
8.	Are any postpetition payroll taxes past due?		X	See MOR-4
9.	Are any postpetition State or Federal income taxes past due?		X	See MOR-4
10.	Are any postpetition real estate taxes past due?		X	See MOR-4
11.	Are any other postpetition taxes past due?		X	See MOR-4
12.	Have any prepetition taxes been paid during this reporting period?	X		The Debtors have made payments on prepetition taxes as allowed by orders entered by the Bankruptcy Court.
13.	Are any amounts owed to postpetition creditors delinquent?		X
14.	Are any wage payments past due?		X
15.	Have any post petition loans been received by the Debtor from any party?	X		DIP Term Loan per MOR-6
16.	Is the Debtor delinquent in paying any U.S. Trustee fees?		X
17.	Is the Debtor delinquent with Court ordered payments to attorneys or other professionals?		X
18.	Have the owners or shareholders received any compensation outside of the normal course of business?		X

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             21

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

MOR-7

REPORT OF OTHER SIGNIFICANT EVENTS

In late December 2016, the Debtors filed (a) their Joint Plan of Reorganization; (b) the Disclosure Statement related to that plan; (c) their solicitation procedures motion related to the Plan and the Disclosure Statement (the Solicitation Procedures Motion) and (d) a motion (the PSA Motion) for approval of, among other things (i) the Private Placement Agreement, the Backstop Commitment Agreement and the Plan Support Agreement (all as defined in the PSA Motion) and (ii) certain procedures related to the Debtors' contemplated rights offering and the payment of related expenses. At a hearing on January 26, 2017, the Bankruptcy Court approved, among other things, the Disclosure Statement and granted the PSA Motion and the Solicitation Procedures Motion. On January 27, 2017, the Debtors filed (a) their Second Amended Joint Plan of Reorganization (as further amended and supplemented, the Plan) and (b) the Second Amended Disclosure Statement related to the Plan.
On February 24, 2017, an ad hoc group of non-consenting creditors filed a motion to compel discovery from the proponents of the Plan, including the Debtors (the Motion to Compel). On March 1, 2017, the Bankruptcy Court entered an order denying the Motion to Compel.
On March 2, 2017, the Debtors filed (a) a motion for approval of a settlement with, among others, Kinder Morgan (the Kinder Morgan Settlement Motion), (b) a motion to establish certain claims reserves (the Claims Reserves Motion) and (c) an omnibus motion to approve stipulations regarding certain previously-filed executory contract rejection motions (the Omnibus Stipulation Motion).
In the period from early March to mid-March, 2017, the Debtors filed various exhibits as supplements to the Plan.
On March 9, 2017, certain individuals filed an adversary proceeding captioned Packer, et al. v. Peabody Energy Corporation, et al. (Adversary Proceeding Case No. 17-4039-399) against the Company, Wilmington Trust Company, as Indenture Trustee and Member of the Unsecured Creditors’ Committee, Wilmington Savings Fund Society, FSB, as Indenture Trustee and Member of the Unsecured Creditors’ Committee, Aurelius Capital Management, LP, Contrarian Capital Management, L.L.C., Discovery Capital Management, LLC, Elliott Management Corp, Panning Capital Management, LP, and PointState Capital LP (the Packer Adversary Proceeding). A settlement with the plaintiffs in the Packer Adversary Proceeding was reached in connection with confirming the Plan. On April 11, 2017, the Packer Adversary Proceeding was dismissed with prejudice.
On March 9, 2017, the Bankruptcy Court entered orders (a) approving the sale of the Debtors' interest in Dominion Terminal Associates; (b) authorizing the rejection of certain executory contracts; (c) authorizing the assumption of certain executory contracts; (d) granting the Equipment Lease Motion; and (e) approving the compensation and expense reimbursement for various estate professionals. On March 13, 14 and 16, 2017, the Bankruptcy Court entered additional orders approving the compensation and expense reimbursement for other estate professionals.
On March 15, 2017, the Debtors filed a notice of settlement with the United Mine Workers 1974 Pension Plan and Trust. Also on March 15, 2017, an ad hoc group of non-consenting creditors (the Non-Consenting Ad Hoc Group) filed a motion in limine to exclude certain evidence from the Debtors' confirmation hearing. The Bankruptcy Court denied the Non-Consenting Ad Hoc Group's motion on March 16, 2017.
In the period from late February 2017 to mid-March 2017, various parties filed objections to confirmation of the Plan. On March 14, 2017, the Debtors and other parties (including the Official Committee of Unsecured Creditors) filed replies to the objections to confirmation of the Plan.
The Debtors filed revised versions of the Plan on March 14, 2017 and March 15, 2017. On March 16, 2017, the Bankruptcy Court held a hearing to determine whether to confirm the Plan. At the March 16 hearing, the Bankruptcy Court overruled various objections to confirmation of the Plan and indicated that the court would entertain an order confirming the Plan.
On March 16, 2017, the Bankruptcy Court entered an agreed order and stipulation resolving certain disputes between the Gold Fields Debtors, Blue Tee Corp. and certain insurers related to certain Historic Gold Fields Policies (as defined in the Plan) and the adversary proceeding initiated by the insurers (Adversary Proceeding Case No. 17-04010-399). The adversary proceeding was subsequently dismissed without prejudice on April 5, 2017.
On March 17, 2017, the Bankruptcy Court entered various orders, including (a) an order granting the Claims Reserve Motion; (b) an order granting the Omnibus Stipulation Motion; (c) an order granting the Kinder Morgan Settlement Motion; and (d) an agreed order and stipulation approving settlement among the Debtors and the United States of America, on behalf of multiple different entities (the Governments), relating to the Governments’ proofs of claim and their various objections to the Plan.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             22

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

On March 17, 2017, the Bankruptcy Court entered an order confirming the Plan (the Confirmation Order).
On March 22, 2017, Peabody Energy Corporation (the Company) filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the fiscal year ended on December 31, 2016.
On March 22, 2017, the Non-Consenting Ad Hoc Group filed a notice of appeal of the Confirmation Order. On March 23, 2017, the Non-Consenting Ad Hoc Group filed notices of appeal for several Bankruptcy Court orders related to the Confirmation Order. The appeals are currently pending in the United States District Court for the Eastern District of Missouri (the District Court) and have been consolidated. On March 23, 2017, the Non-Consenting Ad Hoc Group filed an emergency motion for a stay of the Confirmation Order (the Stay Motion). On March 28, 2017, the Debtors and several other parties filed objections to the Stay Motion. On March 29, 2017, the District Court held a hearing on the Stay Motion. On March 30, 2017, the District Court issued a memorandum and order denying the Stay Motion. On March 30, 2017, the District Court entered an order consolidating the appeals under the main appeal of the Confirmation Order.
On March 27, 2017, the Bankruptcy Court entered a stipulation and order regarding the treatment of claims of certain former executives of Peabody Energy Corporation under the Plan. The Debtors also filed (a) a notice regarding a general unsecured claims reserve supplement with the Bankruptcy Court on March 27, 2017 and (b) certain amended exhibits to the Plan.
On March 28, 2017, one of the Debtors' professionals filed an application for retention. The Bankruptcy Court entered an order authorizing the professional's employment on April 6, 2017.
On March 31, 2017, the Debtors filed a motion to approve certain stipulations regarding certain previously-filed executory contract rejection motions (the Second Omnibus Stipulation Motion). The Bankruptcy Court granted the Second Omnibus Stipulation Motion at a hearing on April 12, 2017.
On April 2, 2017, the Debtors filed further amended exhibits to the Plan regarding their assumption and rejection of executory contracts and leases. On April 10, 2017, the Bankruptcy Court entered several orders resolving previously-filed objections to the Debtors' assumption and rejection of certain executory contracts and leases.
On April 3, 2017 (the Effective Date), the Debtors satisfied the conditions to effectiveness set forth in the Confirmation Order and in the Plan, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. The Debtors filed a notice of the Confirmation Order and occurrence of the Effective Date and bar dates for filing certain claims on April 3, 2017. In accordance with the Plan, all of the Debtors' prepetition debt obligations were discharged and the Company's outstanding shares of common stock, including all options and warrants to purchase such stock, were extinguished, canceled and discharged.
On the Effective Date, the Company entered into a registration rights agreement (the Registration Rights Agreement) with certain parties (together with any person or entity that becomes a party to the Registration Rights Agreement, the Holders) that received shares of the Company’s new common stock (the Common Stock) and new Series A Convertible Preferred Stock (the Preferred Stock) in the Company on the Effective Date as provided in the Plan. The Registration  Rights Agreement provides Holders with registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement). Further information regarding the Registration Rights Agreement can be found in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2017.
On the Effective Date, the Company entered into a warrant agreement (the Warrant Agreement) with American Stock Transfer and Trust Company, LLC. In accordance with the Plan, the Company issued 6,210,000 warrants to purchase  up to an aggregate of 6,210,000 shares of Common Stock at an exercise price of $0.01 per share (the Warrants) to all Noteholder Co-Proponents (as defined in the Plan) and subscribers in the Rights Offering (as defined in the Plan) and related backstop commitment. All unexercised Warrants will expire, and the rights of the holders of such Warrants to purchase Common Stock will terminate, on July 3, 2017. Further information regarding the Warrant Agreement can be found in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2017.
As previously disclosed, on February 15, 2017, Peabody Securities Finance Corporation (the Issuer), a Delaware corporation and wholly owned subsidiary of the Company, entered into an indenture (the Indenture) between the Issuer and Wilmington Trust, National Association, as trustee (the Trustee), relating to the issuance by the Issuer of $500.0 million aggregate principal amount of 6.000% senior secured notes due 2022 (the 2022 Notes) and $500.0 million aggregate principal amount of 6.375% senior secured notes due 2025 (the 2025 Notes and, together with the 2022 Notes, the Notes).   The Notes were sold on February 15, 2017 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the Securities Act).

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             23

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

Prior to the Effective Date, the Issuer deposited the net proceeds of the offering of the Notes, together with additional funds deposited by the Company, into an escrow account pending confirmation of the Plan and certain other conditions being satisfied. On the Effective Date, the net proceeds from the offering were released from escrow to the Company and the Company became a co-obligor of the Notes by executing a supplemental indenture, dated as of April 3, 2017 (the First Supplemental Indenture), among the Company, the Issuer, the subsidiary guarantors party thereto and the Trustee, and, thereafter, became the sole issuer of the Notes upon the merger of the Issuer with and into the Company pursuant to the Certificate of Ownership and Merger, dated as of April 3, 2017, with the Company as the surviving corporation (the Assumption). Upon the Assumption, the Notes became jointly and severally and fully and unconditionally guaranteed on a senior secured basis by substantially all of the Company’s material domestic subsidiaries and secured by first priority liens over (a) substantially all of the assets of the Company and the guarantors, except for certain excluded assets, (b) 100% of the capital stock of each domestic restricted subsidiary of the Company, (c) 100% of the non-voting capital stock of each first tier foreign subsidiary of the Company or a foreign subsidiary holding company and no more than 65% of the voting capital stock of each first tier foreign subsidiary of the Company or a foreign subsidiary holding company, (d) a legal charge of 65% of the voting capital stock and 100% of the non-voting capital stock of Peabody Investments (Gibraltar) Limited and (e) all intercompany debt owed to the Company or any guarantor, in each case, subject to certain exceptions, including that the Notes and guarantees are secured by second priority liens on certain collateral pledged under the Credit Agreement (as defined below). Further information regarding the Notes can be found in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2017.
As previously disclosed, on January 11, 2017, the Debtors obtained an exit facility commitment letter (the Exit Facility Commitment Letter) from Goldman Sachs Bank USA (Goldman Sachs), JPMorgan Chase Bank, N.A. (JPMorgan), Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, CS), Credit Suisse Securities (USA) LLC (CS Securities and, together with Goldman Sachs and JPMorgan, the Arrangers), Macquarie Capital Funding LLC (together with Goldman Sachs, CS and JPMorgan, the Initial Lenders) and Macquarie Capital (USA) Inc. (collectively with the Arrangers and the Initial Lenders, the Commitment Parties), pursuant to which, in connection with the consummation of the Plan, the Initial Lenders agreed to provide a senior secured term loan facility in an aggregate amount of $1.5 billion, less the aggregate principal amount of privately placed debt securities of the Company, or special purpose escrow issuer, issued on or prior to the closing date of the term loan facility (the Closing Date), plus any amount of additional senior secured term loans funded on the Closing Date at the sole discretion of the Arrangers and the Company.
On April 3, 2017, the Company entered into the Credit Agreement, dated as of April 3, 2017, among the Company, as Borrower, Goldman Sachs Bank USA, as Administrative Agent, and the other lenders party thereto (the Credit Agreement) as contemplated by the Exit Facility Commitment Letter. The Credit Agreement provides for a $950 million senior secured term loan, matures in 2022 and bears interest at a fluctuating rate of LIBOR plus 4.50% per annum with a 1.00% LIBOR floor.
As previously disclosed, on January 27, 2017, the Company and P&L Receivables Company, LLC (P&L Receivables) obtained a commitment letter (as amended, the Receivables Commitment Letter) from PNC Bank, National Association (PNC), pursuant to which, in connection with the consummation of the Plan, PNC agreed to amend the existing securitization facility evidenced by the Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016, among P&L Receivables, as the seller, the Company, as the servicer, the sub-servicers party thereto, the various purchasers and purchaser agents party thereto and PNC, as administrator, in order to, among other things, (a) increase the purchase limit to an amount not to exceed $250.0 million, (b) extend the facility termination date, and (c) add certain Australian subsidiaries of the Company as originators.
On the Effective Date, the Company entered into the Sixth Amended and Restated Receivables Purchase Agreement, dated as of April 3, 2017 (the Receivables Purchase Agreement), among P&L Receivables, as the seller, the Company, as the servicer, the sub-servicers party thereto, the various purchasers and purchaser agents party thereto and PNC, as administrator. The Receivables Purchase Agreement effectuates the terms of the Receivables Commitment Letter.
On the Effective Date, in connection with the Company’s emergence from the Chapter 11 Cases and in reliance on the exemption from registration requirements of the Securities Act provided by Section 1145 of the Bankruptcy Code, the reorganized Company issued (a) 11,636,980 shares of Common Stock issued pursuant to the initial distributions of Common Stock to certain holders of Allowed Claims (as defined in the Plan) under the Plan and (b) 51,225,813 shares of Common Stock and approximately 2,915,990 Warrants (the 1145 Warrants) issued pursuant to the completed Rights Offering to certain holders of the Company's prepetition indebtedness for total consideration of approximately $704 million.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             24

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MISSOURI

The reorganized Company also issued, on the Effective Date, in connection with the Company's emergence from the Chapter 11 Cases (a) 29,999,999 shares of Preferred Stock issued to specific parties to the Private Placement Agreement for total consideration of $750 million; (b) 3,319,641 shares of Common Stock and approximately 188,979 Warrants (the Private Warrants) issued to specified parties to the Backstop Commitment Agreement on account of their commitments under that agreement, for total consideration of $46 million; and (c) 4,799,813 shares of Common Stock and 3,105,000 Private Warrants to specified parties to the Private Placement Agreement and Backstop Commitment Agreement on account of commitment premiums contemplated by those agreements.
In accordance with the Plan, the Peabody Energy Corporation 2017 Incentive Plan (the 2017 Incentive Plan) became effective as of the Effective Date. The 2017 Incentive Plan is intended to, among other things, help attract and retain employees and directors upon whom, in large measure, the Company depends for sustained progress, growth and profitability. The 2017 Incentive Plan also permits awards to consultants. The 2017 Incentive Plan generally provides for several types of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, performance units, dividend equivalents and cash incentive awards. The aggregate number of shares of Common Stock reserved for issuance pursuant to the 2017 Incentive Plan is 14,092,376. Further information regarding the 2017 Incentive Plan can be found in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2017.
On the Effective Date, the reorganized Company granted restricted stock units under the 2017 Incentive Plan and the terms of the relevant restricted stock unit agreement to employees, including its executive officers. Further information regarding the Emergence Awards can be found in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2017.
Pursuant to the Confirmation Order, on April 3, 2017, the adversary proceeding brought by the Debtors against Citibank, N.A. (Citibank) (in its capacity as Administrative Agent under the Debtors' prepetition secured credit agreement) regarding the extent of certain collateral and secured claims of certain prepetition creditors (No. 16-04068-399) (the CNTA Adversary Proceeding) was dismissed with prejudice. A notice of such dismissal was filed with the Bankruptcy Court on April 6, 2017.

Case Name:    PEABODY ENERGY CORP, et al.
Case Number:    (Jointly Administered) 16-42529                             25